Virtus Dividend, Interest & Premium Strategy Fund

Section 19(a) Notice

HARTFORD, CT, March 30, 2026 – Virtus Dividend, Interest & Premium Strategy Fund (NYSE: NFJ) declared a distribution of $0.305 per share to shareholders of record at the close of business on March 16, 2026 (ex-date March 16, 2026).

The following table sets forth, as of the date of this notice, the estimated amounts of the most current distribution and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	March 2026 (QTD)		Fiscal Year-to-Date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.016	5.1%	$0.016	5.1%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.000	0.0%
Return of Capital (or other Capital Source)	0.289	94.9%	0.289	94.9%
Total Distribution	$0.305	100.0%	$0.305	100.0%

(1)	Fiscal year started February 1, 2026.

Information regarding the Fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund’s NAV and not the market price of the Fund’s shares. Performance figures are not meant to represent individual shareholder performance.

February 27, 2026
Average Annual Total Return on NAV for the 5-year period (2)	6.49%
Annualized Current Distribution Rate (3)	8.31%
Fiscal YTD Cumulative Total Return on NAV (4)	-0.94%
Fiscal YTD Cumulative Distribution Rate (5)	2.08%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund’s NAV and reinvestment of all distributions.
(3)	Annualized Current Distribution Rate is the current distribution rate annualized as a percentage of the Fund’s NAV at month end.
(4)

Fiscal YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the fiscal year to this month end, including distributions paid and assuming reinvestment of those distributions.

Virtus Dividend, Interest & Premium Strategy Fund - 2

(5)

Fiscal YTD Cumulative Distribution Rate is the dollar value of distributions expected to be paid from the first day of the fiscal year through the next calendar quarter end as a percentage of the Fund’s NAV at month end.

Under the terms of its Managed Distribution Plan, the Fund will seek to maintain a consistent distribution level that may be paid in part, or in full, from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions for tax purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you what distributions to report for federal income tax purposes.

For more information on Virtus Dividend, Interest & Premium Strategy Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the Closed-End Funds section of virtus.com.

CUSIP:  92840R101

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Virtus Dividend, Interest & Premium Strategy Fund

Section 19(a) Notice

HARTFORD, CT, June 29, 2026 – Virtus Dividend, Interest & Premium Strategy Fund (NYSE: NFJ) declared a distribution of $0.305 per share to shareholders of record at the close of business on June 15, 2026 (ex-date June 15, 2026).

The following table sets forth, as of the date of this notice, the estimated amounts of the most current distribution and the cumulative distributions paid this fiscal year to date from the following sources. All amounts are expressed based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	June 2026 (QTD)		Fiscal Year-to-Date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.019	6.2%	$0.039	6.4%
Net Realized Short-Term Capital Gains	0.110	36.1%	0.110	18.0%
Net Realized Long-Term Capital Gains	0.176	57.7%	0.256	41.9%
Return of Capital (or other Capital Source)	0.000	0.0%	0.205	33.7%
Total Distribution	$0.305	100.0%	$0.610	100.0%

(1)	Fiscal year started February 1, 2026.

Information regarding the Fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund’s NAV and not the market price of the Fund’s shares. Performance figures are not meant to represent individual shareholder performance.

May 29, 2026
Average Annual Total Return on NAV for the 5-year period (2)	7.59%
Annualized Current Distribution Rate (3)	7.56%
Fiscal YTD Cumulative Total Return on NAV (4)	11.29%
Fiscal YTD Cumulative Distribution Rate (5)	3.78%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the Fund’s NAV and reinvestment of all distributions.
(3)	Annualized Current Distribution Rate is the current distribution rate annualized as a percentage of the Fund’s NAV at month end.
(4)

Fiscal YTD Cumulative Total Return on NAV is the percentage change in the Fund’s NAV from the first day of the fiscal year to this month end, including distributions paid and assuming reinvestment of those distributions.

Virtus Dividend, Interest & Premium Strategy Fund - 2

(5)

Fiscal YTD Cumulative Distribution Rate is the dollar value of distributions expected to be paid from the first day of the fiscal year through the next calendar quarter end as a percentage of the Fund’s NAV at month end.

Under the terms of its Managed Distribution Plan, the Fund will seek to maintain a consistent distribution level that may be paid in part, or in full, from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions for tax purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you what distributions to report for federal income tax purposes.

For more information on Virtus Dividend, Interest & Premium Strategy Fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the Closed-End Funds section of virtus.com.

CUSIP:  92840R101

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